As filed with the Securities and Exchange Commission on September      , 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TORO COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0580470 (I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota 55420 (Address of principal executive offices) (Zip Code)

THE TORO COMPANY
INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN
(Full title of the plan)

J. Lawrence McIntyre, Esquire
Vice President, Secretary and General Counsel
The Toro Company
8111 Lyndale Avenue South
Bloomington, Minnesota 55420
Telephone number: (952) 888-8801
(Name, address and telephone number of agent for service)

Copy to:
Helen P. Starr, Esquire
Perkins Coie LLP
607 Fourteenth Street, NW
Washington, D.C. 20005

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
securities to	Amount to	maximum offering	maximum aggregate	Amount of
be registered	be registered	price per share	offering price	registration fee

Common Stock, par value $1.00 per share (a)	500,000 shares (b)	$56.05 (c)	$28,025,000 (c)	$2,579 (d)

Interests in the Plan (e)

(a)	Each share of Common Stock has attached thereto one Preferred Share Purchase Right. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(b)	An indeterminate number of shares may be issued from time to time to individuals who participate in the Plan. The maximum number of shares that will be issued under this Registration Statement is 500,000.

(c)	Estimated solely to calculate the registration fee, pursuant to Rule 457(c) and Rule 457(h), on the basis of the average of the high and low prices in the consolidated reporting system on September 18, 2002 as reported on the New York Stock Exchange Composite Tape.

(d)	Restricted fee to be applied to account number 737758.

(e)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

INCORPORATION BY REFERENCE
AMENDMENT TO CHANGE PLAN NAME AND MERGE PLAN WITH THE TORO COMPANY EMPLOYEE STOCK OWNERSHIP PLAN
AMENDMENT TO INCREASE SHARES
PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT LIST
EX-5 Opinion of Counsel Regarding Legality
EX-23.(b) Consent of KPMG LLP

INCORPORATION BY REFERENCE

     This Registration Statement is filed pursuant to Instruction E of Form S-8 and relates to Registrant’s Registration Statement on Form S-8 (No. 333-39052), filed with the Securities and Exchange Commission on May 24, 1995, as amended by Amendment No. 1 dated June 30, 1999. Under that Registration Statement, Registrant registered a total of 1,000,000 shares of Common Stock to be offered and sold in connection with The Toro Company Investment and Savings Plan. This Registration Statement amends the name of that plan and increases to 1,500,000 the number of shares registered for issuance.

     The contents of Registrant’s Registration Statement on Form S-8 (No. 333-39052), as amended, are incorporated by reference in this Registration Statement.

     As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of Registrant’s Registration Statement on Form S-8.

AMENDMENT TO CHANGE PLAN NAME AND MERGE PLAN WITH THE TORO COMPANY EMPLOYEE
STOCK OWNERSHIP PLAN

     Effective January 1, 2002, the Board of Directors of Registrant approved an amendment to merge The Toro Company Investment and Savings Plan and The Toro Company Employee Stock Ownership Plan and to change the name of the merged plans to The Toro Company Investment, Savings and Employee Stock Ownership Plan (the “Plan”).

AMENDMENT TO INCREASE SHARES

     On September 19, 2002, the Board of Directors of Registrant approved an amendment to the Plan to increase the number of shares of Common Stock that may be issued under the Plan from 1,000,000 to 1,500,000.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The rules of the Securities and Exchange Commission allow the Registrant to incorporate by reference information into this Registration Statement. This means that the Registrant may disclose important information to you by referring you to another document.

     The following documents have been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934 (File No. 1-8649) and are incorporated by reference in this Registration Statement:

1.	Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

2.	The Plan’s Annual Report on Form 11-K for the year ended December 31, 2001.

3.	Registrant’s Quarterly Report on Form 10-Q for the quarter ended February 1, 2002.

4.	Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2002.

5.	Registrant’s Quarterly Report on Form 10-Q for the quarter ended August 2, 2002.

6.	The descriptions of Registrant’s Common Stock and Preferred Share Purchase Rights contained in Registrant’s registration statements filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of those documents. The information contained in such a document will automatically update and supersede any information previously incorporated by reference into this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5 to this Registration Statement, is rendered by J. Lawrence McIntyre, Vice President, Secretary and General Counsel of Registrant. Mr. McIntyre participates in this Plan. As of September 23, 2002, Mr. McIntyre owned 4,719.4430 shares of Toro Common Stock and held options to purchase 28,343 shares. 8,000 of the options are subject to vesting requirements. He also holds 22,200 Performance Share Awards, which are rights to receive Toro Common Stock if pre-established performance goals are achieved and are subject to cancellation if goals are not achieved. A total of 18,913.20 Common Stock units are credited to his account under a deferred compensation plan. 2,536.2680 of these are subject to vesting requirements based on his continued employment by Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation’s request against expenses (including attorneys’ fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

     Section 1 of Article X of Registrant’s Certificate of the Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

     Section 2 of Article X of Registrant’s Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of the Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

     Registrant also maintains liability insurance policies which provide for indemnification of directors, officers, employees and agents of Registrant against some liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The exhibits are listed in the exhibit index.

     UNDERTAKING IN LIEU OF ERISA AND IRS DETERMINATION LETTER: Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

     (a)  Rule 415 offering.

     The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filings incorporating subsequent Securities Exchange Act of 1934 documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Exchange Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on September 19, 2002.

THE TORO COMPANY (Registrant)

By: /s/ J. Lawrence McIntyre J. Lawrence McIntyre, Vice President, Secretary and General Counsel

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kendrick B. Melrose and J. Lawrence McIntyre, or either of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and/or all subsequent amendments to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby approving and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kendrick B. Melrose Kendrick B. Melrose	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	September 19, 2002

/s/ Stephen P. Wolfe Stephen P. Wolfe	Vice President Finance and Chief Financial Officer (Principal Financial Officer)	September 19, 2002

/s/ Randy B. James Randy B. James	Vice President and Controller (Principal Accounting Officer)	September 19, 2002

/s/ Ronald O. Baukol Ronald O. Baukol	Director	September 19, 2002

/s/ Robert C. Buhrmaster Robert C. Buhrmaster	Director	September 19, 2002

/s/ Winslow H. Buxton Winslow H. Buxton	Director	September 19, 2002

Janet K. Cooper	Director

Katherine J. Harless	Director

/s/ Robert H. Nassu Robert H. Nassau	Director	September 19, 2002

/s/ Dale R. Olseth Dale R. Olseth	Director	September 19, 2002

Signature	Title	Date

/s/ Christopher A. Twomey Christopher A. Twomey	Director	September 19, 2000

Gregg W. Steinhafel	Director

/s/ Edwin H. Wingate Edwin H. Wingate	Director	September 19, 2002

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on September 19, 2002.

THE TORO COMPANY INVESTMENT, SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN (Plan)

By: /s/ J. Lawrence McIntyre J. Lawrence McIntyre, Vice President, Secretary and General Counsel

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION

4	Instruments defining the rights of security holders, including indentures:

4(a) Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant’s Registration Statement on Form S-8, Registration No. 2-94417)

4(b) Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(i) and 4(a) to Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2001, Commission File No. 1-8649)

4(c) Bylaws of Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 4(d) to Registrant’s Quarterly Report Form 10-Q for the quarter ended August 3, 2001, Commission File No. 1-8649)

4(d) Rights Agreement dated as of May 20, 1998, between the Registrant and Wells Fargo Bank Minnesota National Association, relating to rights to purchase Series B Junior Participating Voting Preferred Stock (incorporated by reference to Exhibit (c)(1) to Registrant’s Current Report on Form 8-K dated May 27, 1998, Commission File No. 1-8649)

4(e) Indenture dated as of January 31, 1997 between Registrant and First National Trust Association, as Trustee, relating to Registrant’s 7.125% Notes due June 15, 2007 and its 7.80% Debentures due June 15, 2027 (incorporated by reference Exhibit 4(a) to Registrant’s Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649)

5	Opinion of counsel regarding legality.

23(a)	Consent of counsel (contained in Exhibit 5(a))

23(b)	Consent of KPMG LLP

24	Powers of Attorney (included in signature pages)